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                                                                    Exhibit 10.9


                                                                  EXECUTION COPY

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                       THIRD AMENDMENT TO CREDIT AGREEMENT

                           Dated as of March 11, 2002

                                     Between

                                MASKA U.S., INC.
                                   as Borrower

                                       and


                       THE CREDIT PARTIES SIGNATORY HERETO
                                as Credit Parties

                                       and

                     THE LENDERS UNDER THE CREDIT AGREEMENT
                                   as Lenders

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION
                               as Agent and Lender


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                          Osler, Hoskin & Harcourt LLP



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                       THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (this "THIRD AMENDMENT") is dated as of March 11, 2002, between

                  MASKA U.S. INC., a Vermont corporation ("BORROWER" or "MASKA US")

                                       and

                  THE CREDIT PARTIES SIGNATORY HERETO ("CREDIT PARTIES")

                                       and

                  THE LENDERS SIGNATORY HERETO ("LENDERS")

                                       and

                  GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as Agent for the Lenders ("AGENT")

RECITALS

A. Borrower (the corporation surviving from the merger of SHC Hockey Inc. into Maska U.S., Inc.), Credit Parties, Agent and Lenders are parties to a Credit Agreement made as of November 19, 1998 (as amended, restated, supplemented and otherwise modified as of the date hereof, the "EXISTING CREDIT AGREEMENT").

B. Sport Maska Inc. ("MASKA CANADA"), Credit Parties, General Electric Capital Canada Inc. and certain lenders are also party to a Credit Agreement made November 19, 1998 (as amended, supplemented, restated and otherwise modified as of the date hereof, the "CANADIAN FACILITY AGREEMENT").

C. Maska Canada, The Hockey Company ("ULTIMATE PARENT"), Caisse de depot et placement du Quebec, as agent and lender and Montreal Trust Company, as paying agent, are parties to a Credit Agreement dated as of November 19, 1998 (the "TERM LOAN AGREEMENT"), as amended and restated by the Amended and Restated Credit Agreement entered into on March 14, 2001 (the "AMENDED AND RESTATED TERM LOAN AGREEMENT").

D. Maska Canada and Ultimate Parent have issued, or will be issuing, units ("UNITS"), which will consist of US$ 62,500,000 principal amount of 11.25% senior secured notes, due 2009, of Ultimate Parent (the "ULTIMATE PARENT SENIOR NOTES") and US$ 62,500,000 principal amount of 11.25% senior secured notes, due 2009 of Borrower (the "MASKA CANADA SENIOR NOTES" and, together with the Ultimate Parent Senior Notes, the "SENIOR NOTES"). The Units have been issued, or will be issued, under an indenture (the "INDENTURE"), among INTER ALIA, Ultimate Parent, Maska Canada, certain subsidiaries of Ultimate Parent and Maska Canada, including


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Borrower, as guarantors, and the Person named as Indenture Trustee therein (the
"INDENTURE TRUSTEE").

E. The Ultimate Parent Senior Notes will be senior secured obligations of Ultimate Parent, ranking senior in right of payment to all of Ultimate Parent's subordinated indebtedness and ranking PARI PASSU in right of payment with all of Ultimate Parent's other senior indebtedness, including indebtedness under the Existing Credit Agreement and the Canadian Facility Agreement. The Maska Canada Senior Notes will be senior secured obligations of Maska Canada, ranking senior in right of payment to all of Maska Canada's subordinated indebtedness and ranking PARI PASSU in right of payment with all of Maska Canada's other senior indebtedness, including indebtedness under the Existing Credit Agreement and the Canadian Facility Agreement. The obligations of Ultimate Parent and Maska Canada under the Senior Notes and the Indenture (as well as the obligations of certain subsidiaries of Ultimate Parent and Maska Canada, including Borrower, who have guaranteed Ultimate Parent's and Maska Canada's obligations under the Senior Notes and the Indenture) will be secured pursuant to security granted in favour of one or more of a fonde de pouvoir, a collateral agent, a trustee and/or similar Person acting on behalf of the holders of the Senior Notes.

F. Part of the net proceeds from the sale of the Units will be used by Ultimate Parent and Maska Canada to (i) repay in full the amounts owing to the Caisse Secured Parties under the Amended and Restated Term Loan Agreement, and (ii) repay certain Indebtedness owing under the Existing Credit Agreement and the Canadian Facility Agreement, all as more particularly described in Schedule "A" attached hereto.

G. Borrower has requested amendments to and waivers of certain provisions of the Existing Credit Agreement (as well as the Canadian Facility Agreement) in connection with the foregoing.

H. Agent and Lenders have agreed to grant Borrower's request on the terms and subject to the conditions contained in this Third Amendment.

FOR VALUE RECEIVED, the parties agree as follows:

SECTION 1 - INTERPRETATION

1.1    DEFINITIONS

Capitalized terms used and not defined in this Third Amendment have the meanings given to them in the Existing Credit Agreement and the term "EFFECTIVE DATE" has the meaning given to that term in Section 10.1 of this Third Amendment.

1.2    INCORPORATION INTO EXISTING CREDIT AGREEMENT

The Existing Credit Agreement and this Third Agreement shall henceforth be read together and shall have the effect as if all the provisions of such agreements were contained in one agreement.

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SECTION 2 - AMENDMENTS OF SECTION 1.3 OF CREDIT AGREEMENT

2.1    AMENDMENT OF SECTION 1.3 - PREPAYMENTS

(1) On and after the Effective Date, Section 1.3(a.1) is inserted into the Existing Credit Agreement immediately following Section 1.3(a) as follows:

       "(a.1) CLEAN DOWN. Borrower shall cause the sum of the outstanding principal amount of the Loans under this Agreement and the Loans under the Canadian Facility Agreement to be repaid to the extent so required by the Indenture.".

(2) On and after the Effective Date, Section 1.3(b)(ii) is amended and restated as follows:

       "Immediately upon receipt by any Credit Party of cash proceeds of any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by SECTION 6.8(A)) or any sale of Stock of any Subsidiary of any Credit Party, Borrower shall, subject to the Intercreditor Agreement, prepay the Loans (in the case of proceeds pertaining to any Credit Party other than Borrower, to be applied ratably to all of the Loans owing by Borrower) in an amount equal to all (except as set forth in the last sentence of this clause (b)) such cash proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees, discounts and expenses properly attributable to such transaction and payable by a Credit Party in connection therewith (in each case, paid to non-Affiliates) including, without limitation, reasonable and customary fees payable to legal counsel, accountants and other professionals, (B) transfer taxes, (C) amounts payable to holders of senior Liens with respect to any asset subject to such disposition (to the extent such Liens constitute Permitted Encumbrances; except that, with respect to any amount payable to the Collateral Agent, such amount may only be paid to the Collateral Agent if the Collateral Agent has given the requisite notice pursuant to the Intercreditor Agreement), if any, (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith, and (E) such other reserves as Agent may permit from time to time, acting reasonably, including for indemnification obligations or amounts held in escrow. If Ultimate Parent shall receive any such proceeds, Borrower shall prepay the Loans in an amount equal to the net amount, as calculated above, multiplied by a fraction equal to the aggregate outstanding amount of the Loans, divided by the sum of the aggregate outstanding amount of the Loans, plus the revolving loans, swing line loans and letter of credit obligations under the Canadian Facility. Any such prepayment shall be applied in accordance with CLAUSE
       (C) below. Notwithstanding anything else herein or in the Canadian Facility Agreement to the contrary, the proceeds of any sale of assets which are the subject of a first ranking Lien in favour of the Collateral Agent (to the extent that such Liens constitute Permitted Encumbrances) may be used to repurchase replacement assets to the extent permitted under the Indenture; PROVIDED, that such sale of assets is permitted pursuant to Sections 6.8(b) and (c) hereof and no Default or Event of Default shall have occurred and be continuing or would result therefrom.".

(3) On and after the Effective Date, Section 1.3(b)(iii) is amended and restated as follows:

       "If Ultimate Parent issues Stock, no later than the Business Day following the date of receipt of the proceeds thereof, and subject to the right of Maska Canada and Ultimate

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       Parent to prepay up to thirty-three and one third percent (33 1/3%) of the principal amount of the Senior Notes as provided for in the Indenture, Borrower shall prepay the Loans, to be applied ratably to all of the Loans owing by Borrower, in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith, multiplied by a fraction equal to the aggregate outstanding amount of the Loans divided by the sum of the aggregate outstanding amount of the Loans plus the revolving loans, swing line loans and letter of credit obligations under the Canadian Facility. Any such prepayment shall be applied in accordance with CLAUSE (C) below."

SECTION 3 - AMENDMENT OF SECTION 6

3.1    AMENDMENT OF SECTION 6.3 - INDEBTEDNESS

On and after the Effective Date, Section 6.3 is amended and restated as follows:

       (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in SECTION 6.7(C), (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv)
       (x) existing Indebtedness described in DISCLOSURE SCHEDULE 6.3, (y) with respect to the Canadian Borrowers, Indebtedness under the Canadian Facility not to exceed $35,000,000 and (z) with respect to Ultimate Parent, Indebtedness under the Senior Notes not to exceed $62,500,000, less, at all times, the aggregate amount thereof repaid and, with respect to Maska Canada, Indebtedness under the Senior Notes not to exceed $62,500,000, less, at all times, the aggregate amount thereof repaid and, with respect to Indebtedness permitted under each of the foregoing clauses (a)(i) and (a)(iv)(x), refinancings thereof or amendments or modifications thereto which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favourable to any Credit Party, Agent or any Lender, as determined by Agent, acting reasonably, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness under interest rate and currency hedging arrangements entered into in the ordinary course of a Credit Party's business, consistent with past practices, (vi) Indebtedness of SHC to Ultimate Parent in the amount of $50,215,024.08 payable on demand resulting from an intercompany advance made by Ultimate Parent to US Acquisition Sub with the proceeds of the Term Loan and the Phoenix Investment for the purpose of consummating the transactions contemplated by the US Acquisition, (vii) Indebtedness in the form of loans made by Maska Canada and Maska US to Ultimate Parent that are payable on demand and do not exceed, individually or in the aggregate for all such loans, in any Fiscal Year, $900,000 or the Equivalent Amount thereof on a pro-rata basis (to be determined for each of Maska Canada and Maska US based on the ratio of such Person's EBITDA to the total of Maska Canada's and Maska US's EBITDA for the Fiscal Quarter most recently ended before any such loan) for the purposes of paying the necessary fees and expenses to maintain Ultimate Parent's corporate existence, the reasonable costs of its directors' and officers' insurance, its legal and accounting fees to the extent such fees relate to legal and accounting services provided directly to it by entities that are not its Affiliates, and its other general, administrative and regulatory fees,

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       (viii) Indebtedness in the form of loans made by Maska Canada to Maska US that are payable on demand and the proceeds of which are used for the purpose of paying trade creditors of Maska US, in an aggregate amount outstanding not to exceed, at any time, C$1,000,000 or the Equivalent Amount thereof; (ix) Indebtedness in the form of loans made by Maska US to Ultimate Parent for the purpose of paying, to the extent otherwise expressly permitted in this Agreement, up to ninety percent (90%) of fifty percent (50%) of (A) (x) regularly scheduled interest payments on, and prepayments of principal of, the Senior Notes and (y) customary and reasonable fees and expenses of the Indenture Trustee and the Collateral Agent required to be paid pursuant to the Indenture and the Collateral Agency Agreement in an aggregate amount that does not exceed $100,000 or the Equivalent Amount thereof in any Fiscal Year and (B) Additional Interest; (x) indemnity obligations of Ultimate Parent or any of its Subsidiaries (other than Borrower or Canadian Borrower) in favour of the directors or officers of Ultimate Parent or any of its Subsidiaries in respect of all costs, charges and expenses incurred by them by reason of any action taken in their capacity as such; (xi) Indebtedness in the form of loans made by Tropsport to SHC Hockey for the purpose of paying trade creditors of SHC Hockey, in an aggregate amount outstanding not to exceed, at any time, C$75,000 or the Equivalent Amount thereof; (xii) Indebtedness in the form of intercompany loans made on the Closing Date described under "Intercompany Loans" in DISCLOSURE SCHEDULE 1.4, subordinated as required in accordance with SECTION 6.3(B), and (xiii) Indebtedness in the form of an operating credit facility made available to Maska Canada by National Bank of Canada in a principal amount not exceeding C$500,000 for the purposes of reimbursing National Bank of Canada in respect of overdrafts that occur from time to time in accounts of Maska Canada maintained at that bank which operating credit facilities shall be unsecured except for a standby letter of credit in the amount of up to C$500,000 issued pursuant to the Canadian Facility Agreement; PROVIDED that, in the cases of clauses (vi), (vii), (viii), (ix), (x),
       (xi) and (xii), (A) each Credit Party shall record all intercompany transactions to which it is a party on its books and records in accordance with GAAP; (B) at the time any such intercompany loan is made by a Credit Party, and after giving effect thereto, each Credit Party party thereto shall be Solvent; (C) such intercompany loan would not be prohibited by any applicable law (including financial assistance and fraudulent conveyance provisions, if any, thereunder) and (D) no Default or Event of Default has occurred that is continuing or would occur and be continuing after giving effect to any such proposed intercompany loan;
       and provided, further, that in the case of clause (ix), if such intercompany loan is made, in whole or in part, for the purpose of making a prepayment of principal of the Senior Notes under clause (ix)(A)(x), a payment of fees or expenses under clause (ix)(A)(y) or a payment of Additional Interest under clause (ix)(B), then the Fixed Charge Coverage Ratio, calculated on a pro forma basis, after giving effect to the aggregate amount of such prepayment of principal of the Senior Notes, payment of fees or expenses or payment of Additional Interest as permitted herein, as the case may be, and based on the financial results of Ultimate Parent for the four Fiscal Quarters then most recently ended, shall not be less than 1.25:1 and Ultimate Parent shall have delivered to Agent and Lenders, prior to such payment being made, a certificate of the Vice-President, Finance and Administration showing in reasonable detail the calculation used in determining compliance with the foregoing financial test and certifying that the other financial covenants set forth on ANNEX G shall be met, on a pro forma basis, after giving effect to such prepayment of principal, and that in the case of clause (xiii), no Default or Event of Default has occurred that is continuing at the time

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       of any advance or loan made under the operating credit facility described therein or would occur and be continuing after giving effect to any such advance or loan.

       (b) The payment of any of the obligations of Maska Canada, Maska US or Tropsport under the intercompany loans made by Ultimate Parent or SHC, as applicable, permitted in SECTION 6.3(A)(XII) above (the "SUBORDINATED OBLIGATIONS") shall hereby be subordinated, to the extent and in the manner provided for herein, to the prior payment in full of all Obligations. Upon any distribution of assets of Maska Canada, Maska US or Tropsport in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

              (i) Agent and Lenders shall first be entitled to receive payment in full in cash of the Obligations before Ultimate Parent or SHC, as applicable, is entitled to receive any payment on account of the Subordinated Obligations;

              (ii) any payment or distribution of assets of Maska Canada, Maska US or Tropsport of any kind or character, whether in cash, property or securities, to which Ultimate Parent or SHC would be entitled except for the provisions of this SECTION 6.3(B), shall be paid by the trustee or agent or other Person making such payment or distribution directly to Agent in the manner set forth in this Agreement, to the extent necessary to make payment in full of all Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to Agent for itself and Lenders; and

              (iii) in the event that notwithstanding the foregoing provisions of this SECTION 6.3(B), any payment or distribution of assets of Maska Canada, Maska US or Tropsport of any kind or character, whether in cash, property or securities, shall be received by Ultimate Parent or SHC, as applicable, on account of the Subordinated Obligations before all Obligations are paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to Agent for itself and Lenders for application to the payment of the Obligations until all of the Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to Agent for itself and Lenders.

              No right of Agent or any Lender to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of a Credit Party or by any act or failure to act, in good faith, by any Credit Party, or by any noncompliance by a Credit Party with the terms of this Agreement, regardless of any knowledge thereof which any Credit Party may have or be otherwise charged with.

       (c) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations, (ii) the Canadian Facility Obligations, (iii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with
       SECTION 6.8(B) or 6.8(C), (iv) other Indebtedness (excluding the Senior Notes Indebtedness) not in excess of

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       C$250,000 or the Equivalent Amount thereof in another currency, and (v)
       Indebtedness under the Senior Notes permitted to be prepaid under SECTION
       6.14. ".

3.2    AMENDMENT TO SECTION 6.7 - LIENS.

On and after the Effective Date, Section 6.7 is amended and restated as follows:

       "No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on DISCLOSURE SCHEDULE 6.7; (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations (for all Credit Parties) of not more than $7,000,000 or the Equivalent Amount thereof in another currency outstanding at any one time for all such Liens (PROVIDED that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within thirty-five (35) days following such purchase and does not exceed 100% of the purchase price of the subject assets); (d) Liens of the Canadian Lenders and the Canadian Agent in the Collateral securing Indebtedness and Guaranteed Indebtedness under the Canadian Facility subject to the Intercreditor Agreement and to the extent such Indebtedness and Guaranteed Indebtedness is permitted by SECTIONS 6.3(A) and 6.6, as applicable (the "Canadian Facility Liens"); and (e) Liens of the Collateral Agent in the Collateral securing Indebtedness under the Senior Notes, the Credit Parties' obligations to pay customary fees and expenses of the Collateral Agent and the Indenture Trustee required to be paid pursuant to the Indenture and the Collateral Agency Agreement and the Credit Parties' indemnification obligations under the Indenture and Guaranteed Indebtedness under guarantees of such Indebtedness and other obligations to the extent such Liens are subject to the Intercreditor Agreement and such Indebtedness and Guaranteed Indebtedness are permitted by SECTIONS 6.3(A) and 6.6, as applicable (the "Collateral Agent Liens"). No Credit Party shall create, incur, assume or permit to exist, or permit to be created, incurred or assumed, any Lien on the Intellectual Property of any European Subsidiary other than the Collateral Agent Liens. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favour of Agent, on behalf of itself and Lenders, or the Lenders, as applicable, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses, the Canadian Facility Agreement or the Indenture which prohibit additional Liens upon the assets that are subject thereto." .

3.3    AMENDMENT TO SECTION 6.8 - SALE OF STOCK AND ASSETS

On and after the Effective Date, Section 6.8 is amended and restated as follows:

       "No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including its Stock or the capital Stock of any of its Subsidiaries or CCM (whether in a public or a private offering or otherwise) or any of their Accounts, other than
       (a) the sale of Inventory in the ordinary course of business, (b)

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       the sale, transfer, conveyance or other disposition by a Credit Party of
       Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business, (c) other Equipment and Fixtures having a value not exceeding $250,000 or the Equivalent Amount thereof in another currency in any single transaction or $750,000 or the Equivalent Amount thereof in another currency in the aggregate in any Fiscal Year, and (d) any issuances of Stock permitted under SECTION 6.5. With respect to any disposition of assets or other properties permitted pursuant to clause (b) and clause (c) above, Agent and Lenders, if applicable, agree on reasonable prior written notice to release their Liens on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrower, at Borrower's expense, appropriate termination statements and other releases as reasonably requested by Borrower. For greater certainty, this Section
       6.8 shall not prohibit an assignment by a Credit Party of its properties or other assets, by way of security, which is expressly permitted by
       SECTION 6.7.".

3.4    AMENDMENT TO SECTION 6.14 - RESTRICTED PAYMENTS

On and after the Effective Date, Section 6.14 is amended and restated as follows:

       "No Credit Party shall make any Restricted Payment, except (a) dividends and distributions by Subsidiaries of Borrower paid to Borrower, (b) employee loans permitted under SECTION 6.4(B) above, (c) payment on the Closing Date of management fees by Ultimate Parent to Ultimate Parent Stockholders in the aggregate amount of $1,000,000 in connection with services provided in closing the Related Transactions, (d) dividend payments in kind (that is, in the form of common Stock and not, in any case, in cash) including, without limitation, in respect of the Phoenix Investment; (e) Ultimate Parent may issue common Stock issuable upon the exercise of warrants or options, as permitted under SECTION 6.5; (f) payments by Ultimate Parent and Maska Canada from the gross proceeds of the sale of the Units of up to $4,800,000 in the aggregate on or immediately following the date of issuance of the Units on account of fees and expenses relating to the offering of the Units, (g) loans by Maska Canada and Maska US to Ultimate Parent in the form, on the terms and to the extent permitted under SECTION 6.3(A)(VII) and loans by Maska US to Ultimate Parent in the form, on the terms and to the extent permitted under SECTION 6.3(A)(IX); (h) Ultimate Parent and Maska Canada may prepay the principal of the Senior Notes and pay Additional Interest and customary and reasonable fees and expenses of the Indenture Trustee and the Collateral Agent in an aggregate amount that does not exceed $100,000 or the Equivalent Amount thereof in any Fiscal Year required to be paid pursuant to the Indenture and the Collateral Agency Agreement; provided, that (i) the amount of Ultimate Parent's prepayment or payment, as applicable, shall not exceed fifty percent (50%) of the amount being prepaid or paid and the amount of Maska Canada's prepayment or payment, as applicable, shall not exceed fifty percent (50%) of the amount being prepaid or paid; (ii) Requisite Lenders shall have given their prior consent to each prepayment, exercising their reasonable credit judgment,
       (iii) after giving effect to each prepayment or payment, Net Borrowing Availability shall be at least fifteen percent (15%) of the lesser of the Maximum Amount and the Borrowing Base, and, (iv) the Fixed Charge Coverage Ratio, calculated on a pro forma basis, after giving effect to the aggregate amount of such prepayments of principal of the Senior Notes and payments of Additional Interest and fees and expenses and based on the

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       financial results of Ultimate Parent for the four Fiscal Quarters then most recently ended, shall not be less than 1.25:1 and Ultimate Parent shall have delivered to Agent and Lenders, prior to each payment being made, a certificate of the Vice-President, Finance and Administration showing in reasonable detail the calculation used in determining compliance with the foregoing financial test and certifying that the other financial covenants set forth on ANNEX G shall be met, on a pro forma basis, after giving effect to such prepayment of principal or payment of Additional Interest and fees and expenses; (i) Ultimate Parent and Maska Canada may pay (in each case, on a pro rata basis based on the amounts that their respective portions of the Senior Notes Indebtedness (as described in SECTION 6.3(A)(IV)(Z)) represent of the total Senior Notes Indebtedness) regularly scheduled interest on the Senior Notes and customary and reasonable fees and expenses of the Indenture Trustee and the Collateral Agent in an aggregate amount that does not exceed $100,000 or the Equivalent Amount thereof in any Fiscal Year required to be paid pursuant to the Indenture and the Collateral Agency Agreement; (j) (i) Ultimate Parent may pay Maska Canada Guarantee Fees and (ii) Maska Canada may pay Ultimate Parent Guarantee Fees in an aggregate amount that does not exceed $1,250,000 (or the Equivalent Amount thereof) in respect of any Fiscal Year (with such payments being pro-rated for the number of days in the period in respect of which such fee is paid if the relevant period is less than a Fiscal Year); provided, that the aggregate amount of such Guarantee Fees paid by Maska Canada under this clause (j) shall at no time exceed the amount of Guarantee Fees in cash that have been previously paid or are concurrently paid by Ultimate Parent to Maska Canada in respect of the same period; and provided further, however, that payments by Maska Canada and Ultimate Parent of Guarantee Fees may be off-set against their rights to receive such fees from the other of them; provided, that (i) in the cases of clauses (c), (f), (g), (h), (i) and
       (j), no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any payment under such clauses,
       (ii) at least ten percent (10%) of Ultimate Parent's payments under clauses (h) and (i) shall be obtained or contributed from Subsidiaries of Ultimate Parent other than the Credit Parties, (iii) after giving effect to each payment under clauses (i) and (j), Net Borrowing Availability shall be at least fifteen percent (15%) of the lesser of the Maximum Amount and the Borrowing Base, (iv) in the case of clause (j), the proceeds of the sale of Units by Ultimate Parent that may be transferred by Ultimate Parent to Maska Canada shall not constitute Guarantee Fees paid by Ultimate Parent to Maska Canada and Maska Canada shall not make any payment until after the delivery of the Financial Statements described in clause (4) of Annex E to the Canadian Facility Agreement for the Fiscal Year in respect of which Maska Canada intends to pay a Guarantee Fee together with the items that should accompany such Financial Statements pursuant to such clause and, prior to any payment being made by Maska Canada, Maska Canada shall have delivered to Agent and Lenders a certificate of its Vice-President, Finance and Administration certifying that the payment that Maska Canada proposes to make will be in compliance with the applicable clause and showing in reasonable detail the calculation used in determining that Maska Canada may make such payment; (k) dividends and distributions by Subsidiaries of Ultimate Parent paid to Ultimate Parent to the extent required to enable Ultimate Parent to make payments of Additional Interest that are permitted to be paid under clause (h) and the payments of interest, fees and expenses that are permitted to be paid by Ultimate Parent under clause (i); and (l) notwithstanding clause (h), Ultimate Parent and Maska Canada may prepay or repay up to thirty-three and one third percent (33 1/3%) of the principal amount of the Senior Notes with the proceeds of common Stock issuances by Ultimate Parent, as provided for in the Indenture. ".

3.5    AMENDMENT TO SECTION 6.18 - CHANGES RELATING TO OTHER INDEBTEDNESS.

On and after the Effective Date, Section 6.18 is amended and restated as follows:

       "No Credit Party shall change or amend the terms of the Indenture, the Collateral Agency Agreement, the Senior Notes or the Units, as in effect on the Effective Date (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (1) increase the interest rate on such Indebtedness; (2) change the dates upon which payments of principal or interest are due on such Indebtedness other than to extend such dates; (3) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Indebtedness; (4) change the redemption or prepayment provisions of such Indebtedness other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (5) grant any security or collateral to secure payment of such Indebtedness other than the Liens granted on the Collateral as of the date of issuance and sale of the Units; or (6) change or amend any other term if such change or amendment would increase the obligations of the obligor or confer additional rights to the Collateral Agent Secured Parties in a manner materially adverse to any Credit Party, Agent or any Lender, as determined by Agent in its discretion, acting reasonably.".

SECTION 4 - AMENDMENT OF SECTION 8

4.1    AMENDMENT OF SECTION 8.1 - EVENTS OF DEFAULT

On and after the Effective Date, Clause (n) of Section 8.1 of the Existing Credit Agreement is amended and restated as follows:

       "(n) one or both of Ultimate Parent or Maska Canada become liable to pay, to or on behalf of the Holders, Additional Interest, which liability, individually or in the aggregate, exceeds $1,500,000.".

SECTION 5 - AMENDMENTS OF ANNEXES

5.1    AMENDMENT OF ANNEX A - DEFINITIONS

On and after the Effective Date, Annex A is amended and restated as follows:

(1) The following definition is inserted into Annex A of the Existing Credit Agreement immediately following the term "ACQUISITION" as follows:

       "ADDITIONAL INTEREST shall mean any additional interest, damages or claims payable in respect of the Units and arising out of (a) the failure of one or both of Ultimate Parent or Maska Canada to (i) file the registration statement required in respect of the Units on a timely basis, or (ii) complete the offer to exchange the Units for the Exchange Units (as defined in the Indenture) within thirty (30) business days from the date the registration statement is required to be effective, (b) the failure of the Securities Exchange Commission to declare the required registration statement in respect of the Units effective on time, or (c) the failure of Ultimate Parent to grant, or cause its Subsidiaries to grant, to the Collateral Agent, a perfected security interest in and to the Collateral (as defined in the Indenture) which is located in Sweden, as more particularly described in section 4.17 of the Indenture. For greater certainty, Additional Interest shall constitute Interest Expense."

(2) The definition of "CHANGE OF CONTROL" in Annex A of the Existing Credit Agreement is amended and restated as follows:

       "CHANGE OF CONTROL shall mean any event, transaction or occurrence as a result of which (a) Ultimate Parent Stockholders shall cease to own and control a percentage of all of the issued and outstanding capital Stock of all classes of Ultimate Parent on a fully diluted basis greater than the aggregate percentage of such Stock held by any other Person and any Affiliates of such other Person, (b) (A) so long as the board of directors of Ultimate Parent consists of five members, there shall cease to be two elected representatives of Ultimate Parent Stockholders on the board of directors of Ultimate Parent or Ultimate Parent Stockholders shall cease to have the right to nominate and ensure the election of a third representative on the board of directors of Ultimate Parent, or (B) if the number of directors on the board of Ultimate Parent is more or less than five, Ultimate Parent Stockholders shall cease to have, or be entitled to have, proportional representation on the board of Ultimate Parent equivalent to the proportional representation set out in clause
       (A), or (c) otherwise constitutes a "change of control" as defined under the Indenture.".

(3) The following definition is inserted into Annex A of the Existing Credit Agreement immediately following the term "COLLATERAL" as follows:

       "COLLATERAL AGENCY AGREEMENT shall mean the agreement between, among others, the Collateral Agent, Maska Canada, Ultimate Parent, the other Credit Parties and the Indenture Trustee.".

(4) The following definition is inserted into Annex A of the Existing Credit Agreement immediately following the term "COLLATERAL AGENCY AGREEMENT" as follows:

       "COLLATERAL AGENT shall mean one or more, as the context so requires, of the fonde de pouvoir, collateral agents, the trustee and/or a similar Person, in its capacity as the holder of security for the Holders of the Senior Notes, itself and the Indenture Trustee.".

(5) The following definition is inserted into Annex A of the Existing Credit Agreement immediately following the term "COLLATERAL AGENT" as follows:

       "COLLATERAL AGENT LIENS shall have the meaning given to it in SECTION
       6.7".

(6) The following definition is inserted into Annex A of the Existing Credit Agreement immediately following the term "COLLATERAL AGENT LIENS" as follows:

       "COLLATERAL AGENT SECURED PARTIES shall mean the Holders, the Collateral Agent and the Indenture Trustee.".

(7) The following definition is inserted into Annex A of the Existing Credit Agreement immediately following the term "COLLATERAL AGENT SECURED PARTIES" as follows:

       "COLLATERAL AGENT SENIOR COLLATERAL shall mean all assets of the Credit Parties and their Subsidiaries which are subject to the prior ranking Liens in favour of the Collateral Agent Secured Parties in accordance with the terms of the Intercreditor Agreement.".

(8) The definition of "COMMITMENT TERMINATION DATE" in Annex A of the Existing Credit Agreement is amended and restated as follows:

       "COMMITMENT TERMINATION DATE shall mean the earliest of (a) October 17, 2002, (b) the date of termination of Lenders' obligations to make Loans and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to SECTION 8.2(B), and (c) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to ANNEX B, and the permanent reduction of the Revolving Loan Commitment and the Swing Line Commitment to zero dollars ($0)."

(9) The following definition is inserted into Annex A of the Existing Credit Agreement immediately following the term "GOVERNMENTAL AUTHORITY" as follows:

       "GUARANTEE FEES shall mean reasonable fees paid (a) by Maska Canada to Ultimate Parent solely as consideration for the guarantee by Ultimate Parent of Maska Canada's Senior Note Indebtedness or (b) by Ultimate Parent to Maska Canada solely as consideration for the guarantee by Maska Canada of Ultimate Parent's Senior Note Indebtedness, as the context requires and, in each case, pursuant to applicable law.".

(10) The following definition is inserted into Annex A of the Existing Credit Agreement immediately following the term "HKBC LENDERS" as follows:

       "HOLDER shall mean a holder of a Unit or Units.".

(11) The following definition is inserted into Annex A of the Existing Credit Agreement immediately following the term "INDEMNIFIED PERSON" as follows:

       "INDENTURE shall mean that certain indenture between, among others, the Indenture Trustee, Ultimate Parent, Maska Canada and the other Credit Parties with respect to the issuance of the Units and the Senior Notes.".

(12) The following definition is inserted into Annex A of the Existing Credit Agreement immediately following the term "INDENTURE" as follows:

       "INDENTURE TRUSTEE shall mean the Person acting in the capacity as trustee for Holders under the Indenture.".

(13) The definition of "INTERCREDITOR AGREEMENT" in Annex A of the Existing Credit Agreement is amended and restated as follows:

       "INTERCREDITOR AGREEMENT shall mean the intercreditor agreement between the Agent, the Canadian Agent, the Indenture Trustee, the Collateral Agent and the Credit Parties, in form and substance satisfactory to Agent and Lenders, under which, among other things, are set out the relative priorities of the Liens of the Agent, the Lenders, the Canadian Agent, the Canadian Lenders, the Indenture Trustee and the Collateral Agent with respect to the Collateral, as amended, supplemented, modified and restated from time to time.".

(14) The following definition is inserted into Annex A of the Existing Credit Agreement immediately following the term "MASKA CANADA" as follows:

       "MASKA CANADA SENIOR NOTES shall mean the $62,500,000 principal amount of senior secured notes issued by Maska Canada to the Holders pursuant to the Indenture.".

(15) The following definition is inserted into Annex A of the Existing Credit Agreement immediately following the term "SECURITY AGREEMENTS" as follows:

       "SENIOR NOTES shall mean, collectively, the Ultimate Parent Senior Notes and the Maska Canada Senior Notes.".

(16) The following definition is inserted into Annex A of the Existing Credit Agreement immediately following the term "SENIOR NOTES" as follows:

       "SENIOR NOTES INDEBTEDNESS shall mean the Indebtedness of Ultimate Parent and Maska Canada under or pursuant to the Indenture and the Senior Notes.".

(17) The following definition is inserted into Annex A of the Existing Credit Agreement immediately following the term "ULTIMATE PARENT GUARANTEE" as follows:

       "ULTIMATE PARENT SENIOR NOTES shall mean the $62,500,000 principal amount of senior secured notes issued by Ultimate Parent to the Holders pursuant to the Indenture.".

(18) The following definition is inserted into Annex A of the Existing Credit Agreement immediately following the term "UNFUNDED PENSION LIABILITY" as follows:

       "UNIT shall mean one unit of (i) $500 principal amount of Ultimate Parent Senior Notes and (ii) $500 principal amount of Maska Canada Senior Notes.".

(19) The following definition is inserted into Annex A of the Existing Credit Agreement immediately following the term "UNIT" as follows:

       "UNIT PURCHASE AGREEMENT" shall mean the Purchase Agreement between Ultimate Parent, Maska Canada and Jefferies & Company, Inc. pursuant to which Jefferies & Company, Inc. have agreed to buy the Units.".

SECTION 6 - MISCELLANEOUS AMENDMENTS

6.1    REPLACEMENT OF THE WORDS "TERM LOAN"

On and after the Effective Date, the words "TERM LOAN" are replaced with the words "SENIOR NOTES INDEBTEDNESS" in the following sections of the Existing Credit Agreement:

(1)    Section 3.8;

(2)    The definition of "FIXED CHARGES" in Annex A; and

(3)    The definition of "RESTRICTED PAYMENT" in Annex A.

6.2    REPLACEMENT OF WORDS "TERM LOAN AGREEMENT"

On and after the Effective Date, the words "TERM LOAN AGREEMENT" are replaced with the word "INDENTURE" in Section 6.16 of the Existing Credit Agreement.

6.3    REPLACEMENT OF WORDS "TERM LOAN LIENS"

On and after the Effective Date, the words "TERM LOAN LIENS" are replaced with "COLLATERAL AGENT LIENS" in the following sections of the Existing Credit
Agreement:

(1)    Section 1.6(f)(ii)(B);

(2)    Section 1.7(a)(iii);

(3)    Section 1.7(d)(b); and

(4)    Section 3.3(f).

CERTIFICATE OF ULTIMATE PARENT

On and after the Effective Date clause (m.1) is inserted into Annex E of the Existing Credit Agreement immediately following clause (m) as follows:

       "(M.1) CERTIFICATE OF ULTIMATE PARENT. Prior to any payment by Ultimate Parent of Guarantee Fees, to Agent and Lenders, a certificate of Ultimate Parent's Vice-President, Finance and Administration designating the amount that Ultimate Parent proposes to pay to Maska Canada as a Guarantee Fee.".

SECTION 7 - CONSENTS AND WAIVERS

7.1    WAIVERS OF EVENTS OF DEFAULT

Agent and Requisite Lenders hereby waive any Events of Default that may have occurred as a result of Maska Canada and Ultimate Parent making the payments with respect to the Indebtedness under the Amended and Restated Term Loan Agreement, Term Loan Facility 1 and Term Loan Facility 2, with the net proceeds of the issuance of the Senior Notes, as more particularly described in Exhibit A.

SECTION 8 - REPRESENTATIONS AND WARRANTIES

To induce Agent and Lenders to enter into this Third Amendment, Borrower makes the following representations and warranties to Agent and each Lender, each of which shall survive the execution and delivery of this Third Amendment:

8.1    CORPORATE POWER, AUTHORIZATION AND ENFORCEABLE OBLIGATIONS

(1) The execution and delivery by each Credit Party of this Third Amendment, and the performance by each Credit Party of its obligations under this Third Amendment and the Existing Credit Agreement as amended by this Third Amendment:

       (a)    are within such Credit Party's corporate power;

       (b) have been duly authorized by all necessary or proper corporate and shareholder action of such Credit Party;

       (c) do not contravene any provision of such Credit Party's constating documents or by-laws or any shareholder's agreement to which such Credit Party is a party;

       (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority;

       (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party is a party or by which such Credit Party or any of its property is bound;

       (f) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party; and

       (g) do not require the consent or approval of any Governmental Authority or any other Person.

(2) This Third Amendment has been duly executed and delivered by each Credit Party and this Third Amendment and the Existing Credit Agreement, as amended by this Third Amendment, constitute legal, valid and binding obligations of each Credit Party and are enforceable against it in accordance with their respective terms.

(3) Borrower has delivered to Agent a true and complete photocopy of the Indenture and each of the documents and instruments described in the schedule of additional documents attached hereto as Schedule "B" (collectively, the "INDENTURE DOCUMENTS") required to be delivered thereunder as conditions precedent to this Third Amendment becoming effective.

8.2    REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT

After giving effect to this Third Amendment on the Effective Date, each of the representations and warranties of every Credit Party contained in the Existing Credit Agreement and each of the other Loan Documents is true and correct on and as of the Effective Date as if made on such date, except to the extent any such representation or warranty expressly relates to an earlier date and except for changes expressly permitted or expressly contemplated by the Existing Credit Agreement and subsequent amendments thereto.

8.3    NO DEFAULT OR EVENT OF DEFAULT

After giving effect to this Third Amendment on the Effective Date, no Default or Event of Default shall be continuing.

SECTION 9 - AMENDMENT FEE

To induce Agent and Lenders to enter into this Third Amendment, Borrower agrees to pay to Agent, for the ratable benefit of Lenders, an amendment fee of US$50,000 ("AMENDMENT FEE").

SECTION 10 - CONDITIONS PRECEDENT

10.1   CONDITIONS PRECEDENT TO THIS FOURTH AMENDMENT BECOMING EFFECTIVE

This Third Amendment shall become effective as of the date on which the following conditions shall have been satisfied in a manner satisfactory to Agent or waived in writing by Agent and Lenders (such date is referred to herein as the "EFFECTIVE DATE"):

(1) THIRD AMENDMENT; INTERCREDITOR AGREEMENT. This Third Amendment (including Schedule "A" hereto) or counterparts hereof shall have been duly executed by the Credit Parties, Agent and Lenders, and delivered to Borrower, Agent and Lenders. The Intercreditor Agreement (as described in Section 5.1(13), the "INTERCREDITOR AGREEMENT") or counterparts thereof in form and substance satisfactory to Agent and Lenders shall have been executed by and delivered to the parties thereto (with delivery to Borrower constituting delivery to all Credit Parties).

(2) COMPLETION OF OFFERING OF UNITS; INDENTURE DOCUMENTS. The offering and sale of the Units shall have been completed as contemplated in the Offering Circular dated March 11, 2002 (3:10 a.m. printed version) under which the Units are being offered for sale and, for greater certainty, no amendment or supplement thereto shall have been made that is not acceptable to Agent and Lenders. The interest rates under the Senior Notes shall be acceptable to Lenders, acting reasonably. The Indenture Documents shall be in form and substance satisfactory to Agent and Lenders and copies of such documents shall have been delivered to Agent. The Indenture Documents also shall be in full force and effect.

(3) OFFICER'S CERTIFICATE. Agent shall have received (in sufficient number of copies for distribution to Lenders) a certificate of an officer of Borrower certifying that the Indenture Documents are in full force and effect and that attached to such certificate are accurate and complete copies thereof.

(4) AMENDED OPERATING PLAN. Agent and Lenders shall have received an amended and restated annual operating plan from Ultimate Parent and its Subsidiaries, in the form described in Clause (c) of Annex E of the Existing Credit Agreement, after having given effect to the issuance of the Units.

(5) FINANCIAL STATEMENTS. Notwithstanding Clause (d) of Annex E of the Existing Credit Agreement, Agent and Lenders shall have received audited Financial Statements from Ultimate Parent and its Subsidiaries and the accompanying materials described in that Clause (d), for the Fiscal Year ended December 31, 2001.

(6) DISCLOSURE STATEMENT. Agent and Lenders shall have received, not fewer than two (2) Business Days prior to the Effective Date, an amended and restated DISCLOSURE SCHEDULE 3.28, setting forth the required information in respect of each Credit Party, which schedule shall, as of the date of delivery, be marked to show any changes since the Closing Date.

(7) FEES. Agent shall have received, for its and/or Lenders' accounts, as applicable, all fees due and payable to Agent and/or Lenders, including, without limitation, the Amendment Fee.

(8) OPINIONS. Agent and Lenders shall have received legal opinions from counsel to the Credit Parties in respect of this Third Amendment, the Existing Credit Agreement, as amended by this Third Amendment, and the Intercreditor Agreement, in form and substance satisfactory to Agent, acting reasonably.

SECTION 11 - MISCELLANEOUS

11.1   RATIFICATION AND CONFIRMATION OF LOAN DOCUMENTS

Except as specifically amended by this Third Amendment, the Existing Credit Agreement and all other Loan Documents (including all Guarantees) shall remain in full force and effect and are hereby ratified and confirmed.

11.2   RESERVATION OF RIGHTS AND REMEDIES

This Third Amendment shall not, except as expressly provided herein, operate as a waiver of any right or remedy of Agent or Lenders under any of the Loan Documents, nor constitute a waiver of any provisions of the Loan Documents. Agent and Lenders reserve all of their rights to proceed to enforce their rights and remedies at any time and from time to time in connection with any and all Defaults or Events of Default now existing or hereafter arising.

11.3   REFERENCES IN LOAN DOCUMENTS TO CREDIT AGREEMENT

On and after the Effective Date, each reference in the Loan Documents to the Credit Agreement shall mean and be a reference to the Existing Credit Agreement, as amended hereby.

11.4   HEADINGS

The headings used herein are for convenience only and do not constitute matters to be considered in interpreting this Fourth Amendment.

11.5   REIMBURSEMENT

Without limiting any provisions of the Existing Credit Agreement, Borrower agrees to reimburse Agent for all reasonable out-of-pocket fees and expenses, including the reasonable fees and expenses of legal counsel, in connection with the preparation, negotiation, execution and delivery of this Fourth Amendment and the documents contemplated hereby.

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                                       18


11.6   COUNTERPARTS

This Third Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one agreement. Delivery of an executed counterpart of a signature page of this Third Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Third Amendment.

11.7   LENDER AUTHORIZATION REGARDING INTERCREDITOR AGREEMENT

Each of the Lenders hereby approves the Intercreditor Agreement and authorizes the Agent to execute and deliver the Intercreditor Agreement. Each of the Lenders acknowledges receipt of a copy of the Intercreditor Agreement.

11.8   LOAN DOCUMENT

This Third Amendment constitutes a Loan Document.


                           [INTENTIONALLY LEFT BLANK]

The parties have executed this Agreement.


                                    MASKA U.S., INC., as Borrower

                                    By: /s/ Robert A. Desrosiers
                                        -------------------------------
                                        Name: Robert A. Desrosiers
                                        Title: Vice President, Finance
                                               and Administration


                                    THE HOCKEY COMPANY, as a Credit Party

                                    By: /s/ Robert A. Desrosiers
                                        -------------------------------
                                        Name: Robert A. Desrosiers
                                        Title: Chief Financial Officer
                                               and Vice President,
                                               Finance and Administration


                                    SPORTS HOLDINGS CORP., as Credit Party

                                    By: /s/ Robert A. Desrosiers
                                        -------------------------------
                                        Name: Robert A. Desrosiers
                                        Title: Vice President, Finance
                                               and Administration


                                    SPORT MASKA INC., as Credit Party

                                    By: /s/ Robert A. Desrosiers
                                        -------------------------------
                                        Name: Robert A. Desrosiers
                                        Title: Vice President, Finance
                                               and Administration


                                    SLM TRADEMARK ACQUISITION CORP., as Credit
                                    Party

                                    By: /s/ Robert A. Desrosiers
                                        -------------------------------
                                        Name: Robert A. Desrosiers
                                        Title: Vice President, Finance
                                               and Administration

                                    WAP HOLDINGS INC., as Credit Party

                                    By: /s/ Robert A. Desrosiers
                                        -------------------------------
                                        Name: Robert A. Desrosiers
                                        Title: Vice President, Finance
                                               and Administration


                                    SLM TRADEMARK ACQUISITION CANADA
                                    CORPORATION, as Credit Party

                                    By: /s/ Robert A. Desrosiers
                                        -------------------------------
                                        Name: Robert A. Desrosiers
                                        Title: Vice President, Finance
                                               and Administration


                                    FLEET BUSINESS CREDIT, LLC, as Lender

                                    By: /s/ Michael Kernekian
                                        ----------------------------------------
                                        Name: Michael Kernekian
                                        Title: Vice President


                                    GENERAL ELECTRIC CAPITAL CORPORATION, as
                                    Agent and Lender

                                    By: /s/ Charles Chiodo
                                        ----------------------------------------
                                        Name: Charles Chiodo
                                        Title: Authorized Signatory


                                    CONGRESS FINANCIAL CORPORATION (CENTRAL), as
                                    Lender

                                    By: /s/ Wendy Whitcher
                                        ----------------------------------------
                                        Name: Wendy Whitcher
                                        Title: Vice-President